EXHIBIT 99.1

Contact at 214-432-2000
Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS RECORD SECOND QUARTER RESULTS

EPS FROM CONTINUING OPERATIONS UP 20%

ON RECORD REVENUE OF $448 MILLION

DALLAS, TX (October 29, 2020) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2021 ended September 30, 2020. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal second quarter):

Second Quarter Fiscal 2021 Results

•	Record second quarter revenue of $447.7 million, up 12%

•	Record second quarter diluted earnings per share from continuing operations of $2.16, up 20%

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Net earnings from continuing operations include a non-recurring tax benefit of $5.9 million, or $0.14 per share, due to regulations issued during the quarter clarifying the calculation of certain interest deduction limitations.

Commenting on the second quarter results, Michael Haack, President and CEO, said, “We are pleased to have delivered another quarter of record revenue and net earnings growth while further strengthening our balance sheet. Our end markets remain resilient as COVID-related uncertainty persists: the housing market continued its strong rebound, and cement demand remained robust, despite wet weather in the first half of September. Our wallboard shipments were up 6%, and we shipped an all-time record 2.2 million tons of cement during the quarter. We generated strong operating cash flow, which, combined with the receipt of the majority of our tax refund in the quarter, significantly improved our balance sheet and liquidity position.”

Mr. Haack continued, “We also achieved a major strategic goal of exiting a non-core business with the sale of our Oil and Gas Proppants business in September. We are very pleased with our second-quarter performance and the resilience of our markets, and we are closely monitoring the disruptions caused by the COVID-19 pandemic and their possible impact on our business in current and future periods. We continue to enforce strict health and safety protocols to protect our employees, customers and business partners, and we will continue to manage our cash flow prudently and protect our balance sheet.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates as well as Joint Venture and intersegment Cement revenue, was $324.4 million, a 15% improvement. Heavy Materials operating earnings increased 15% to $85.2 million primarily because of improved Cement net sales prices and earnings from the recently acquired Kosmos Cement Business.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 22% to $278.1 million and operating earnings were a record $79.9 million, up 20%. These increases reflect improved Cement net sales prices and the contribution of the recently acquired Kosmos Cement Business, which accounted for approximately $50.0 million of revenue and $14.4 million of operating earnings during the quarter.

The average net sales price for the quarter increased 2% to $111.59 per ton. Excluding the impact from the Kosmos Cement Business, the average net sales price increased 4%. Cement sales volume for the quarter was a record 2.2 million tons, up 23% versus the prior year. Excluding sales volume from the recently acquired Kosmos Cement Business and the impact from selling our Northern California concrete business, our Cement sales volume would have been up 1%.

Concrete and Aggregates revenue decreased 17% to $46.3 million. The decline reflects the sale of our Northern California concrete and aggregates businesses during the first quarter of fiscal 2021. Excluding the results from the sold businesses, Concrete and Aggregates revenue was up 1%. Second quarter operating earnings for Concrete and Aggregates were down 28% to $5.3 million, primarily reflecting the sale of our northern California businesses. Excluding the results from the sold businesses, operating earnings decreased 8% reflecting lower concrete sales volume.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 1% from the prior year, as improved sales volume was partially offset by lower pricing. Gypsum Wallboard sales volume was a second quarter record 720 million square feet (MMSF), up 6%, while the average Gypsum Wallboard net sales price declined 3% to $143.41 per MSF.

Paperboard sales volume for the quarter also increased 1% to a record 87,000 tons. The average Paperboard net sales price was $513.11 per ton, up 8% from the prior year, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $48.3 million in the sector, a decline of 1%, reflecting improved Wallboard and Paperboard sales volume offset by lower Wallboard net sales prices.

Sale of Oil and Gas Proppants Business

On September 18, 2020, the Company sold its Oil and Gas Proppants business to Smart Sand, Inc. The purchase price was $2 million, paid in shares of Smart Sand, Inc. The Company also agreed to make available up to $5 million in loans for working capital and expenses of the sold business for up to one-year, after which, any unpaid borrowings will convert to a note receivable maturing in September 2024. The sale of the business resulted in a $9 million gain on sale. The gain on sale and current-year and prior-year financial results of the Oil and Gas Proppants segment have been classified as Discontinued Operations on the Statement of Earnings. The assets and liabilities of the Oil and Gas Proppants segment have been reflected on separate lines for Discontinued Operations on the Balance Sheet.

Planned Separation of Heavy Materials and Light Materials Businesses

As previously announced on May 30, 2019, the Company plans to separate its Heavy Materials and Light Materials businesses into two independent, publicly traded corporations by means of a tax-free spin-off to Eagle shareholders. We remain committed to the separation and continue to make preparations to ensure that the two businesses are well-positioned for the separation, although the timing of the separation remains uncertain given the effects of the COVID-19 pandemic.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Gypsum Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, October 29, 2020. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry, including fluctuations in the level of fracturing activities and the demand for frac sand and changes in processes or substitutions in materials used in well fracturing; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. With respect to our acquisition of certain assets from Kosmos Cement Company, factors, risks and uncertainties that may cause actual future events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, failure to realize expected synergies from or other benefits of the transaction, significant difficulties encountered in integration or unexpected ownership transition costs, unknown liabilities or other adverse developments affecting the assets acquired and the target business, including the effect on the acquired business of the same or similar factors discussed above to which our Heavy Materials business is subject. Additionally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, including risks related to conditions in debt and equity markets and risks related to the effects of the COVID-19 pandemic, and may not be completed on the terms or timeline currently contemplated, or at all. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. The COVID-19 pandemic and responses thereto may disrupt our business and are likely to have an adverse effect on demand for our products, attributable to, among other things, reductions in consumer spending, increases in unemployment and decreases in revenues and construction budgets of state or local governments. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenue and Earnings by Lines of Business

Attachment 3    Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenue	$447,684	$400,569	$874,673	$755,934
Cost of Goods Sold	324,835	291,549	649,527	568,820

Gross Profit	122,849	109,020	225,146	187,114

Equity in Earnings of Unconsolidated JV	10,577	12,357	18,373	21,789
Corporate General and Administrative Expenses	(11,109)	(13,458)	(28,898)	(34,712)
Gain on Sale of Businesses	—	—	51,973	—
Other Non-Operating (Loss) Income	(90)	585	(399)	723

Earnings from Continuing Operations before Interest and Income Taxes	122,227	108,504	266,195	174,914
Interest Expense, net	(12,556)	(10,137)	(26,597)	(18,983)

Earnings from Continuing Operations before Income Taxes	109,671	98,367	239,598	155,931
Income Tax Expense	(19,800)	(23,303)	(52,636)	(37,534)

Earnings from Continuing Operations	$89,871	$75,064	$186,962	$118,397
Gain (Loss) from Discontinued Operations, net of tax	6,163	(3,271)	5,278	(5,300)

Net Earnings	$96,034	$71,793	$192,240	$113,097

BASIC EARNINGS (LOSS) PER SHARE
Continuing Operations	$2.17	$1.81	$4.51	$2.77
Discontinued Operations	$0.15	$(0.08)	$0.13	$(0.12)

Net Earnings	$2.32	$1.73	$4.64	$2.65

DILUTED EARNINGS (LOSS) PER SHARE
Continuing Operations	$2.16	$1.80	$4.49	$2.75
Discontinued Operations	$0.15	$(0.08)	$0.13	$(0.12)

Net Earnings	$2.31	$1.72	$4.62	$2.63

AVERAGE SHARES OUTSTANDING
Basic	41,450,013	41,572,127	41,430,511	42,714,896

Diluted	41,649,319	41,833,775	41,606,401	42,985,715

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenue*

Heavy Materials:
Cement (Wholly Owned)	$244,602	$190,422	$474,682	$353,977
Concrete and Aggregates	46,300	55,564	90,384	94,965

	290,902	245,986	565,066	448,942

Light Materials:
Gypsum Wallboard	131,210	128,660	261,360	255,384
Gypsum Paperboard	25,572	25,923	48,247	51,608

	156,782	154,583	309,607	306,992

Total Revenue	$447,684	$400,569	$874,673	$755,934

Segment Operating Earnings

Heavy Materials:
Cement (Wholly Owned)	$69,336	$54,169	$121,995	$80,858
Cement (Joint Venture)	10,577	12,357	18,373	21,789
Concrete and Aggregates	5,255	7,255	10,673	11,689

	85,168	73,781	151,041	114,336
Light Materials:
Gypsum Wallboard	37,606	38,456	78,931	76,388
Gypsum Paperboard	10,652	10,095	13,547	20,039

	48,258	48,551	92,478	96,427

Other Operations	—	(955)	—	(1,860)

Sub-total	133,426	121,377	243,519	208,903

Corporate General and Administrative Expense	(11,109)	(13,458)	(28,898)	(34,712)
Gain on Sale of Businesses	—	—	51,973	—
Other Non-Operating Income	(90)	585	(399)	723

Earnings from Continuing Operations before Interest and Income Taxes	$122,227	$108,504	$266,195	$174,914

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Cement (M Tons):
Wholly Owned	1,947	1,529	+27%	3,813	2,847	+34%
Joint Venture	233	249	-6%	452	481	-6%

	2,180	1,778	+23%	4,265	3,328	+28%
Concrete (M Cubic Yards)	357	428	-17%	705	738	-4%
Aggregates (M Tons)	475	1,060	-55%	950	1,859	-49%
Gypsum Wallboard (MMSFs)	720	681	+6%	1,424	1,341	+6%
Paperboard (M Tons):
Internal	39	33	+18%	69	66	+5%
External	48	53	-9%	95	101	-6%

	87	86	+1%	164	167	-2%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Cement (Ton)	$111.59	$109.35	+2%	$110.38	$109.51	+1%
Concrete (Cubic Yard)	$116.55	$107.69	+8%	$115.10	$105.94	+9%
Aggregates (Ton)	$10.02	$9.25	+8%	$9.90	$9.42	+5%
Gypsum Wallboard (MSF)	$143.41	$148.16	-3%	$144.83	$149.53	-3%
Paperboard (Ton)	$513.11	$475.98	+8%	$489.13	$492.71	-1%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Intersegment Revenue:
Cement	$6,267	$6,703	$12,298	$10,956
Concrete and Aggregates	—	407	106	784
Paperboard	20,499	15,924	34,568	32,939

	$26,766	$23,034	$46,972	$44,679

Cement Revenue:
Wholly Owned	$244,602	$190,422	$474,682	$353,977
Joint Venture	27,193	29,888	52,493	57,393

	$271,795	$220,310	$527,175	$411,370

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2020	2019	2020*
ASSETS
Current Assets –
Cash and Cash Equivalents	$200,858	$53,684	$118,648
Restricted Cash	5,000	—	—
Accounts and Notes Receivable, net	177,138	170,268	145,808
Inventories	227,106	233,661	272,121
Federal Income Tax Receivable	28,671	—	128,413
Prepaid and Other Assets	9,634	7,520	6,135
Current Assets of Discontinued Operations	—	21,922	7,092

Total Current Assets	648,407	487,055	678,217

Property, Plant and Equipment, net	1,706,200	1,268,495	1,756,417
Investments in Joint Venture	74,331	71,662	73,958
Operating Lease Right of Use Asset	28,139	40,605	29,483
Notes Receivable	8,287	6,436	9,139
Goodwill and Intangibles	394,524	230,619	396,463
Assets from Discontinued Operations	—	210,715	6,739
Other Assets	11,395	10,624	10,604

	$2,871,283	$2,326,211	$2,961,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$156,275	$139,511	$154,625
Operating Lease Liabilities	6,810	5,971	6,585
Current Portion of Senior Notes	—	36,500	—
Current Liabilities of Discontinued Operations	—	12,793	8,487

Total Current Liabilities	163,085	194,775	169,697

Long-term Liabilities	79,005	67,816	74,071
Bank Credit Facility	245,000	585,000	560,000
Bank Term Loan	661,621	—	660,761
4.500% Senior Unsecured Notes due 2026	346,095	345,426	346,554
Deferred Income Taxes	208,446	98,298	166,667
Liabilities from Discontinued Operations	—	24,141	15,427
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 41,816,942; 41,625,996 and 41,649,041 Shares, respectively	418	416	416
Capital in Excess of Par Value	18,584	2,990	10,943
Accumulated Other Comprehensive Losses	(3,276)	(3,248)	(3,581)
Retained Earnings	1,152,305	1,010,597	960,065

Total Stockholders’ Equity	1,168,031	1,010,755	967,843

	$2,871,283	$2,326,211	$2,961,020

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended September 30, 2020 and 2019:

	Depreciation, Depletion and Amortization
	Quarter Ended September 30,
	2020	2019
Cement	$19,258	$13,868
Concrete and Aggregates	2,698	2,754
Gypsum Wallboard	5,661	5,147
Paperboard	3,344	2,203
Corporate and Other	1,201	598

	$32,162	$24,570